Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Gary Emmanuel and Heidi Steele, and each of  them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned and in name, place and stead of the undersigned, to sign any Schedules 13D or 13G, reports on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership of Securities) and Form 5 (Annual Statement of Beneficial Ownership of Securities) relating to holdings of and transactions by any of the undersigned in Common Stock or other securities of Acushnet Holdings Corp. and all amendments thereto, and to file the same, together with this power of attorney, with the Securities and Exchange Commission and the appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall be effective until such time as the undersigned delivers a written revocation thereof to the above-named attorneys-in-fact and agents.

Dated:October 27, 2016
WB ATLAS, LLC

	By:	/s/ Ok Joung Kim
	Name:	Ok Joung Kim
	Title:	CEO

WOORI-BLACKSTONE KOREA OPPORTUNITY PRIVATE EQUITY FUND 1

WOORI PRIVATE EQUITY CO., LTD., its general partner

By:	/s/ Ok Joung Kim
Name:	Ok Joung Kim
Title:	Representative Director and CEO

BLACKSTONE KOREA ADVISORS LIMITED, its general partner

By:	/s/ Jan Nielson
Name:	Jan Nielson
Title:	Representative Director